Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2006, relating to the Statements of Net Sales and Certain Costs and Expenses of the DOVONEX Product Line of Bristol-Myers Squibb Company, which report appears in the Registration Statement on Form S-1 of Warner Chilcott Holdings Company, Limited, as amended (Reg. No. 333-134893).

/s/ PricewaterhouseCoopers LLP

Philadelphia, PA

September 20, 2006